FILED PURSUANT TO RULE 424(b)(5)
UNDER THE SECURITIES ACT OF 1933
IN CONNECTION WITH
REGISTRATION NO. 333-248564

PROSPECTUS    SUPPLEMENT

(to Prospectus dated September 8, 2020)

$60,000,000

Maxeon Solar Technologies, Ltd.

(Company Registration No. 201934268H)

Ordinary Shares

We are offering our ordinary shares, no par value (the “ordinary shares”), having an aggregate gross sales price of up to $60,000,000. The ordinary shares will be offered over the 15 consecutive VWAP trading day (as defined below) period beginning on, and including, September 9, 2020 (the “offering period”) through BofA Securities, Inc. (the “underwriter”). On July 17, 2020, we entered into a physical delivery forward transaction (the “physical delivery forward transaction”) with Merrill Lynch International, an affiliate of the underwriter (the “forward counterparty”), with respect to the ordinary shares to be sold in this offering pursuant to which the forward counterparty agreed to deliver the same number of ordinary shares offered and sold in this offering (the “forward shares”) to us and/or a third party-trustee designated by us for no consideration at or around the maturity of our 6.50% green convertible senior notes due 2025 (which we refer to as the “convertible notes” and which were offered and sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”)), subject to the conditions set forth in the agreements governing the physical delivery forward transaction. The physical delivery forward transaction will become effective on the first day of the offering period. The forward counterparty has informed us that it or its affiliates intend to use the short position created by the physical delivery forward transaction to facilitate transactions by which investors in our convertible notes may hedge their respective investments through privately negotiated derivative transactions. See “Convertible Notes and Forward Transactions—Physical Delivery Forward Transaction.”

We will not receive any proceeds from the sale of our ordinary shares in this offering. The forward counterparty, an affiliate of the underwriter, will receive all of the proceeds from the sale of our ordinary shares in this offering. The underwriter will have a “conflict of interest” under Rule 5121 of Financial Industry Regulatory Authority Inc. Accordingly, Morgan Stanley & Co. LLC has agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 (“QIU”) in connection with this offering. For a more complete discussion of the compensation we will pay to the underwriter and the QIU, please see the section of this prospectus supplement titled “Underwriting; Conflicts of Interest.”

Sales of the ordinary shares by the underwriter may be made in (1) “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on The Nasdaq Global Select Market (“NASDAQ”), sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) privately negotiated transactions, which may include block trades, using its commercially reasonable efforts to sell, on the terms and subject to the conditions of the underwriting agreement.

This prospectus supplement amends and supplements the base prospectus dated September 8, 2020 (the “prospectus”) that was contained in our registration statement on Form F-3 at the time it became effective. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the prospectus, and any future amendments or supplements thereto.

We have agreed to provide indemnification and contribution to the underwriter and QIU with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on NASDAQ under the symbol “MAXN.” The last reported sale price of our ordinary shares on NASDAQ on September 8, 2020 was $21.55 per share.

An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

The date of this prospectus supplement is September 8, 2020.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may prepare in connection with this offering. We have not, and the underwriter and QIU have not, authorized anyone to provide you with any information or make any representation that is different. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus supplement nor the accompanying prospectus nor any such free writing prospectus is an offer to sell or a solicitation of an offer to buy any securities other than the ordinary shares to which this prospectus supplement relates or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference herein or therein or any free writing prospectus that we may provide you in connection with this offering is accurate on any date after the respective dates of those documents or, in the case of documents incorporated by reference or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, after the respective dates those documents were filed with the SEC. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

MARKET INFORMATION

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications, including, but not limited to, publications by Wood MacKenzie, Institute of Electrical and Electronics Engineers, PV Infolink and Bloomberg New Energy Finance. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

S-ii

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

UNIT OF POWER

When referring to our solar power systems, our facilities’ manufacturing capacity and total sales in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the unit of electricity in watts for kilowatts (“KW”), megawatts (“MW”) and gigawatts (“GW”) is direct current (“DC”), unless otherwise noted as alternating current (“AC”).

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

Neither this prospectus supplement nor the accompanying prospectus supplement has been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be issued, circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

WAIVER OF SINGAPORE CODE ON TAKE-OVERS AND MERGERS

On January 30, 2020, the Securities Industry Council of Singapore waived the application of the Singapore Code on Take-overs and Mergers (the “Singapore Take-overs Code”) to us, subject to certain conditions. Pursuant to the waiver, for as long as we are not listed on a securities exchange in Singapore, and except in the case of a tender offer (within the meaning of U.S. securities laws) where the Tier 1 exemption (the “Tier 1 Exemption”) set forth in Rule 14d-1(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) is available and the offeror relies on the Tier 1 Exemption to avoid full compliance with the tender offer regulations promulgated under the Exchange Act, the Singapore Take-overs Code shall not apply to us. In connection with receipt of the waiver, the Board of Directors of SunPower Corporation (“SunPower”) submitted to the Securities Industry Council of Singapore a written confirmation to the effect that it is in the interests of SunPower shareholders who would become holders of ordinary shares of Maxeon as a result of the Spin-off (as defined below) that a waiver of the provisions of the Singapore Take-overs Code is obtained.

S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain, and documents we subsequently file with the SEC and incorporate by reference herein or therein may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by the use of words such as “believes,” “expects,” “projects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” and the negative of these words and phrases and similar expressions that do not relate to historical matters. Forward-looking statements are based on our expectations, beliefs and assumptions as of the dates on which those forward-looking statements were made, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others:

•

uncertainties regarding the impact of global economic conditions, particularly slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters or outbreaks of disease, such as the existing COVID-19 pandemic, and the resulting impact on manufacturing and sales;

•	competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing;

•	our liquidity and substantial indebtedness;

•	political and economic conditions and changes in public policy, including the imposition and applicability of tariffs;

•

regulatory changes, including changes in tax laws and other local, state, and federal laws and regulations applicable to our business, and the availability of economic incentives promoting use of solar energy;

•	the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnership;

•	fluctuations in our operating results;

•	appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise;

•	challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships;

•	potential product recalls;

•	challenges in executing transactions key to our strategic plans;

•	the potential volatility in the price of our ordinary shares; and

•	uncertainties regarding future sales or dispositions of our ordinary shares.

S-iv

The forward-looking statements included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in the section of this prospectus supplement entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information important to you in deciding whether to invest in our ordinary shares. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes, and any free writing prospectus that we may provide you in connection with this offering, before making an investment decision.

Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “Maxeon,” “the Company,” “we,” “us” and “our” refer to Maxeon Solar Technologies, Ltd.

The Company

On August 26, 2020, SunPower consummated the previously announced contribution of certain assets to Maxeon and the related spin-off (the “Spin-off”) of Maxeon, through a pro rata distribution of SunPower’s interest in Maxeon to SunPower’s stockholders, into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between SunPower and the Company, and the related Investment Agreement, dated as of November 8, 2019, between SunPower, Tianjin Zhonghuan Semiconductor Co., Ltd. (“TZS”) and, for limited purposes set forth therein, Total Solar INTL SAS, an affiliate of Total S.A. (now Total SE) (“Total”).

We are one of the world’s leading global manufacturers and marketers of premium solar power technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels across six continents. Headquartered in Singapore, we manufacture our solar cells in Malaysia and the Philippines, assemble solar cells into panels in France, Mexico and China (through our joint venture, Huansheng Photovoltaic (Jiangsu) Co., Ltd.), and sell our products across more than 100 countries.

Our outstanding ordinary shares are listed on NASDAQ under the symbol “MAXN.”

Our principal operational office is located at 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981 Singapore, and our telephone number is +65 6338 1888. Our website is http://www.maxeon.com. The information contained on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement.

The Offering

The following contains basic information about the ordinary shares being offered by this prospectus supplement and the accompanying prospectus and is not complete. It does not contain all of the information that is important to you. For additional information, please refer to the sections entitled “Underwriting; Conflicts of Interest” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Description of Ordinary Shares” in the accompanying prospectus.

Issuer	Maxeon Solar Technologies, Ltd.

Ordinary Shares Offered	Up to an aggregate gross sales price of up to $60,000,000 of our ordinary shares.

Exchange and Trading Symbol for Our Ordinary Shares Offered	The ordinary shares are listed on NASDAQ under the symbol “MAXN.”

Physical Delivery Forward Transaction	In connection with the closing of the convertible notes offering, we entered into the physical delivery forward transaction with the forward counterparty with respect to the forward shares. The physical delivery forward transaction will become effective on the first day of the offering period. We have been informed by the forward counterparty that it or its affiliates intend to use the short position created by the physical delivery forward transaction to facilitate transactions by which investors in our convertible notes may hedge their respective investments through privately negotiated derivative transactions. See “Convertible Notes and Forward Transactions—Physical Delivery Forward Transaction” and “Underwriting; Conflicts of Interest.”

Use of Proceeds	We will not receive any proceeds from the sale of the ordinary shares offered hereunder. See “Use of Proceeds.”

Risk Factors	An investment in the ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and “Item 3.D. Risk Factors” in the Form 20-F (as defined in “Incorporation of Certain Documents by Reference”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the ordinary shares.

Underwriting; Conflicts of Interest

Because all of the proceeds from the sale of our ordinary shares in this offering will be paid to the forward counterparty, an affiliate of the underwriter, the underwriter has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule

5121. FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of the prospectus supplement and exercise the usual standards of due diligence with respect thereto. Morgan Stanley & Co. LLC has agreed to act as the QIU and will be reimbursed for its expenses in connection therewith, but will not receive any additional fees for serving as a QIU in connection with this offering. See “Underwriting; Conflicts of Interest” in this prospectus supplement.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

RISK FACTORS

Investing in the ordinary shares involves risks. Before acquiring any ordinary shares pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the risks set forth in the Form 20-F. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of our ordinary shares, and might cause you to lose all or a part of your investment in our ordinary shares. Please also refer to the sections “Special Note About Forward-Looking Statements” and “Incorporation of Certain Documents by Reference” for more information.

Risks Related to this Offering

The effect of the issuance and sale of the ordinary shares in this offering, which issuance is being made to facilitate transactions by which investors in our convertible notes may hedge their investments, may be to lower the market price of our ordinary shares.

Pursuant to this offering, we are offering our ordinary shares having an aggregate gross sales price of up to $60,000,000 to be offered and sold by the underwriter in connection with the physical delivery forward transaction we entered into with the forward counterparty, an affiliate of the underwriter, pursuant to which the forward counterparty agreed to deliver the forward shares to us and/or a third party-trustee designated by us for no consideration at or around the maturity of our convertible notes, subject to the conditions set forth in the agreements governing the physical delivery forward transaction. The forward counterparty will receive all of the proceeds of this offering, and we will not receive any proceeds of this offering. See “Convertible Notes and Forward Transactions—Physical Delivery Forward Transaction.”

We have been informed that the forward counterparty or its affiliates intend to use the short positions in the ordinary shares created by the physical delivery forward transaction to facilitate transactions by which investors in the convertible notes may hedge their respective investments through privately negotiated derivative transactions. The existence of the physical delivery forward transaction, the sales of the ordinary shares in connection with the physical delivery forward transaction that may be effected, and the related derivative transactions, or any unwind of such derivative transactions, could cause the market price of our ordinary shares to be lower over the term of the physical delivery forward transaction than it would have been in the absence of the physical delivery forward transaction, due to the effect of the increase in the number of outstanding ordinary shares or otherwise. For example, the market price of ordinary shares could be further negatively affected by these or other short sales of our ordinary shares, including other sales by the purchasers of the convertible notes hedging their investment therein. The market price of our ordinary shares could be further negatively affected by other short sales of our ordinary shares, including other sales by the purchasers of the convertible notes hedging their investment therein.

We are subject to counterparty risk with respect to the physical delivery forward transaction.

The forward counterparty is a financial institution, and we will be subject to the risk that it might default under the physical delivery forward transaction. Our exposure to the credit risk of the forward counterparty will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions, including the bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If the forward counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with the forward counterparty. Our exposure will depend on many factors, but, generally, the increase in our exposure will be correlated with increases in the market price or the volatility of our ordinary shares. In addition, upon a default by the forward counterparty, we may suffer adverse tax consequences and may experience more dilution than currently anticipated with respect to the ordinary shares. We can provide no assurances as to the financial stability or viability of the forward counterparty.

Adjustments by convertible note investors of their hedging positions in our ordinary shares and the expectation thereof may have a negative effect on the market price of our ordinary shares.

The short positions created by the physical delivery forward transaction, together with the short positions created by the prepaid forward transaction (hereinafter defined), are expected to be used by investors in our convertible notes to establish hedge positions with respect to our ordinary shares through privately negotiated derivative transactions. The number of ordinary shares available in this offering, along with the number of ordinary shares underlying the prepaid forward transaction, may be more or less than the number of ordinary shares that will be needed in such hedging transactions. Any buying or selling of ordinary shares by investors in the convertible notes to adjust their hedge positions in connection with this offering, any valuation period with respect to the convertible notes or at any time in the future may affect the market price of our ordinary shares.

In addition, the existence of the convertible notes may also encourage short selling of our ordinary shares by market participants because the conversion of the convertible notes could depress the price of our ordinary shares. The price of our ordinary shares could be affected by possible sales of our ordinary shares by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity which we expect to occur involving our ordinary shares. This hedging or arbitrage trading activity could, in turn, affect the market price of the convertible notes.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Based on, among other things, the current and anticipated valuation of our assets and the composition of our income and assets, we do not believe that we were a PFIC for the taxable year ended December 29, 2019. While we also do not expect to be treated as a PFIC for the current taxable year or in the foreseeable future, the determination of our PFIC status for the current taxable year or future taxable years will depend on the market price of our ordinary shares and how (and how quickly) we use cash on our balance sheet, among other factors. While we intend to manage our business so as to avoid PFIC status, to the extent consistent with our other business goals and feasible under the economic conditions as they will exist, we cannot predict whether our business plans will allow us to avoid PFIC status. In addition, because the market price of our ordinary shares has fluctuated and is likely to fluctuate in the future and because that market price may affect the determination of whether we will be a PFIC, there can be no assurance that we will not be a PFIC for any taxable year. A non-U.S. corporation will be a passive foreign investment company (“PFIC”) for any taxable year if either (i) at least 75.0% of its gross income for such year is passive income or (ii) at least 50.0% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (such assets generally include cash and cash equivalents). For this purpose, we will be treated as owning the proportionate share of the businesses, assets and earning the proportionate share of the income of any other business in which we own, directly or indirectly, at least 25.0% (by value) of the stock. Because the value of our assets for purposes of the PFIC test will generally be determined in part by reference to the market price of our ordinary shares, fluctuations in the market price of the shares may cause us to become a PFIC. In addition, changes in the composition of our income or assets may cause us to become a PFIC. As a result, dispositions of operating companies could increase the risk that we become a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares offered hereunder. The forward counterparty, an affiliate of the underwriter, will receive all of the proceeds from the sale of the ordinary shares. See “Convertible Notes and Forward Transactions—Physical Delivery Forward Transaction” And “Underwriting; Conflict of Interest.”

The offering of ordinary shares pursuant to this prospectus supplement is being conducted in connection with the physical delivery forward transaction.

DIVIDEND POLICY

For the foreseeable future, we intend to retain any earnings to finance the development of our business, and we do not anticipate paying any cash dividends on the ordinary shares, and no assurance can be given that we will pay or declare dividends in the future. Our board of directors may, in its discretion, recommend the payment of a dividend in respect of a given fiscal year. However, the declaration, timing, and amount of any dividends to be paid by us will be subject to the approval of our shareholders at the relevant Annual General Meeting of shareholders. The determination of our board of directors as to whether to recommend a dividend and the approval of any such proposed dividend by our shareholders, will depend upon many factors, including our financial condition, earnings, corporate strategy, capital requirements of our operating subsidiaries, covenants, legal requirements and other factors deemed relevant by our board of directors and shareholders.

CONVERTIBLE NOTES AND FORWARD TRANSACTIONS

Convertible Notes

On July 17, 2020, we issued $200.0 million aggregate principal amount of our 6.50% green convertible senior notes due 2025 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to an indenture between us and Deutsche Bank Trust Company Americas, as trustee. The convertible notes are our senior, unsecured obligations and accrue regular interest at a rate of 6.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. Additional interest may accrue on the convertible notes in certain circumstances. The convertible notes will mature on July 15, 2025, unless earlier repurchased, redeemed or converted. We will settle conversions by paying or delivering, as applicable, cash, the ordinary shares or a combination of cash and the ordinary shares, at our election.

The convertible notes are not currently convertible. The initial conversion price will represent a premium of approximately 15% over the Maxeon Spin-off reference price, which will be the average of the daily volume-weighted average prices (“VWAP”) per ordinary share over the same period as the offering period, i.e., the 15 consecutive VWAP trading days, beginning on, and including, September 9, 2020 (the “Maxeon Spin-off reference price”). However, the Maxeon Spin-off reference price will in no event be less than $4.00 (which we refer to as the “floor price”). In no event may the convertible notes be converted before the open of business on the second business day following the last VWAP trading day in the offering period. The conversion rate and conversion price will be subject to adjustment in specified circumstances.

Prepaid Forward Transaction

In connection with the issuance of the convertible notes, we entered into a privately negotiated forward-starting prepaid forward share purchase transaction (the “prepaid forward transaction”) with an affiliate of one of the initial purchasers in the convertible notes offering (in such capacity, the “prepaid forward counterparty”), pursuant to which we will repurchase approximately $40.0 million worth of the ordinary shares, subject to the conditions set forth in the agreements governing the prepaid forward transaction, including receipt of required shareholder approvals on an annual basis. The prepaid forward transaction will become effective on the first day of the offering period. The number of the ordinary shares to be repurchased under the prepaid forward transaction will be determined based on the arithmetic average of the VWAPs per ordinary share over the offering period, subject to a floor price and subject under Singapore law to a limit in aggregate of no more than 20% of the total number of ordinary shares in our capital as of the date of the annual shareholder repurchase approval. We will prepay the forward purchase price in cash using a portion of the net proceeds from the offering of convertible notes. Under the terms of the prepaid forward transaction, the prepaid forward counterparty will be obligated to deliver the number of the ordinary shares underlying the transaction to us, or pay cash to the extent we fail to provide to the prepaid forward counterparty evidence of a valid shareholder authorization, on or shortly after the maturity date of the convertible notes, subject to the ability of the prepaid forward counterparty to elect to settle all or a portion of the transaction early.

The number of ordinary shares that we will ultimately repurchase under the prepaid forward transaction is initially expected to be no greater than the aggregate short positions of the purchasers of the convertible notes who engage in a convertible note arbitrage hedge strategy, will be subject to customary anti-dilution adjustments. In connection with the offering period, the initial purchasers and their affiliates will allocate synthetic short positions to the purchasers of the convertible notes to hedge their respective investment in the convertible notes based on requests from such purchasers. The prepaid forward transaction is generally expected to facilitate privately negotiated derivative transactions, including swaps, between the prepaid forward counterparty and investors in the convertible notes relating to ordinary shares by which investors in the convertible notes will establish short positions relating to the ordinary shares and otherwise hedge their investments in the convertible notes concurrently with the offering period. The prepaid forward counterparty or its affiliates generally expect to, but are not required to, enter into privately negotiated derivative transactions with investors in the convertible notes during or shortly after the offering period.

The repurchase of the ordinary shares by us under the prepaid forward transaction is subject to a shareholder authorization which is required to be renewed on an annual basis. We currently have such authorization, which is valid until the earlier of (a) the date of our next annual general meeting; (b) the date on which our next annual general meeting is required by law to be held, and (c) the date on which the ordinary shares underlying the prepaid forward transaction are delivered to us, and we intend to annually propose a special resolution of our shareholders to renew the delivery authorization, but we cannot ensure that such authorization will be renewed on an annual basis or at all. For any settlement of our repurchased ordinary shares for which we have provided to the prepaid forward counterparty evidence of a valid shareholder authorization, the prepaid forward counterparty will deliver the ordinary shares on the settlement date; otherwise, the prepaid forward counterparty will deliver cash.

The entry into the prepaid forward transaction with the prepaid forward counterparty and the entry by the prepaid forward counterparty into derivative transactions in respect of the ordinary shares with the purchasers of the convertible notes could have the effect of increasing, or reducing the size of any decrease in, the price of the ordinary shares during and/or shortly after, the offering period.

Neither we nor the prepaid forward counterparty will control how such investors may use such derivative transactions. In addition, such investors may enter into other transactions relating to the ordinary shares or the convertible notes in connection with or in addition to such derivative transactions, including the purchase or sale of the ordinary shares. As a result, the existence of the prepaid forward transaction, such derivative transactions and any related market activity could cause more purchases or sales of the ordinary shares over the term of the prepaid forward transaction than there otherwise would have been had we not entered into the prepaid forward transaction. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the ordinary shares and/or the trading price of the convertible notes.

In addition, the prepaid forward counterparty (or its affiliates) are likely to modify their hedge positions in respect of the prepaid forward transaction by entering into or unwinding various derivative transactions with respect to the ordinary shares and/or by purchasing the ordinary shares or our other securities in secondary market transactions and prior to maturity of the prepaid forward transaction (and are likely to do so during the final valuation period under the prepaid forward transaction and on or around any election by the prepaid forward counterparty to settle all or a portion of the prepaid forward transaction early).

The effect, if any, of any of these transactions and activities on the market price of the ordinary shares will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the ordinary shares.

As used herein:

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our ordinary shares are then listed, or, if our ordinary shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which our ordinary shares are then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our ordinary shares or in any U.S. options contracts or futures contracts relating to the issuer’s ordinary shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our ordinary shares generally occurs on the principal U.S. national or regional securities exchange on which our ordinary shares are then listed or, if our ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ordinary shares are then traded. If our ordinary shares are not so listed or traded, then “VWAP trading day” means a business day.

Physical Delivery Forward Transaction

To facilitate transactions by which some investors in the convertible notes may hedge their investment in such notes, we entered into the physical delivery forward transaction concurrently with the issuance of the convertible notes on July 17, 2020 with the forward counterparty, pursuant to which the forward counterparty agreed to deliver the forward shares to us or a third-party trustee designated by us for no consideration at or around the maturity date of the convertible notes subject to the conditions set forth in the agreements governing the physical delivery forward transaction, including receipt of required shareholder approvals on an annual basis as described below.

The physical delivery forward transaction will become effective on the first day of the offering period. This offering of our ordinary shares having an aggregate gross sales price of up to $60.0 million pursuant to this prospectus supplement and the accompanying prospectus is made to facilitate the physical delivery forward transaction. We will not receive any proceeds of the sale of our ordinary shares in this offering. The forward counterparty, an affiliate of the underwriter, will receive all proceeds from the sale of our ordinary shares in this offering.

We have been informed that, during the offering period, the forward counterparty or its affiliates intend to use the short positions in the ordinary shares created by the physical delivery forward transaction to facilitate transactions by which investors in the convertible notes may hedge their respective investments through privately negotiated derivative transactions. The forward counterparty or its affiliates generally expect to, but are not required to, enter into privately negotiated derivative transactions with investors in the convertible notes during or shortly after the offering period.

The delivery of the forward shares to us by the forward counterparty under the physical delivery forward transaction is subject to a shareholder authorization which is required to be renewed on an annual basis. We currently have such authorization and intend to annually propose a special resolution of our shareholders to renew the delivery authorization, but we cannot ensure that such authorization will be renewed on an annual basis or at all. For any settlement of the forward shares for which we have provided to the forward counterparty evidence of a valid shareholder authorization, the forward counterparty will deliver the forward shares on the settlement date to us; otherwise, the forward counterparty will deliver the forward shares to a third-party trustee designated by us.

In view of the contractual undertakings of the forward counterparty in the physical delivery forward transaction, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the ordinary shares in connection with this offering, we believe that under U.S. generally accepted accounting principles currently in effect, the forward shares underlying the physical delivery forward transaction will not be considered outstanding for the purpose of computing and reporting our earnings per share.

The existence of the physical delivery forward transaction and the sale of the ordinary shares in connection thereof hereunder could have the effect of causing the market price of our ordinary shares to be lower over the term of the physical delivery forward transaction than it would have been had we not entered into the physical delivery forward transaction. In addition, any purchases of our ordinary shares in connection with the termination of any portion of the physical delivery forward transaction or otherwise may have the effect of increasing, or preventing a decline in, the market price of our ordinary shares during or following the unwind period. See “Risk Factors—Risks Related to this Offering.” The effect of the issuance and sale of the ordinary shares, which issuance is being made to facilitate transactions by which investors in our convertible notes may hedge their investments, may be to lower the market price of our ordinary shares.” We are also subject to counterparty risk in the event of a default by the forward counterparty in respect of its obligation under the physical delivery forward transaction. If the forward counterparty becomes subject to insolvency proceedings, this may negatively affect our ability to repurchase any ordinary shares from the forward counterparty, and as a result, our ability to have any ordinary shares repurchased from the forward counterparty would be further dependent upon the physical delivery forward counterparty’s creditworthiness. See “Risk Factors—Risks Related to this Offering—We are subject to counterparty risk with respect to the physical delivery forward transaction.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations to a U.S. Holder (as defined below) and certain non-U.S. Holders relating to the ownership and disposition of our ordinary shares issued pursuant to this offering. This summary deals only with an ordinary share that is held as a capital asset (generally, an asset held for investment) by a U.S. Holder. This summary does not describe all of the tax considerations that may be relevant to a U.S. Holder in light of the holder’s particular circumstances or to a holder subject to special rules, such as:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the ordinary shares as part of a hedging, integrated, conversion or constructive sale transaction or straddle;

•	a trader in securities that has elected the mark-to-market method of tax accounting;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of our ordinary shares by vote or value;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares being taken into account in an applicable financial statement;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes or other pass-through entity;

•	a person who is an investor in a partnership or other pass-through entity or arrangement holding our ordinary shares;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If an arrangement or entity treated as a partnership for U.S. federal income tax purposes is a holder of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of owning or disposing of our ordinary shares.

This discussion is based on current provisions of the U.S. Internal Revenue Code (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the U.S. Internal Revenue Service (“IRS”) all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

Persons considering the purchase of our ordinary shares pursuant to this offering should consult their tax advisors with respect to the application of U.S. federal income tax laws (as well as gift and estate tax laws) and other U.S. tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on Our Ordinary Shares

Subject to the discussion of passive foreign investment companies, or PFICs, below, any distributions made by us with respect to our ordinary shares to a U.S. Holder generally will constitute dividends which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s ordinary shares, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits allocated to the U.S. Holder’s ordinary shares will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our ordinary shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder has held the ordinary shares for more than one year. However, we do not expect to maintain calculations of earnings and profits under U.S. federal income tax principles, and therefore, U.S. Holders should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes. U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends received with respect to our ordinary shares will be treated as foreign source income and generally will be treated as “passive category income.” If the dividends are taxed as qualified dividend income (as discussed below), the amount of the dividends taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividends, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The foreign tax credit rules are complex and availability of the credit is subject to a number of limitations. U.S. Holders are encouraged to consult their U.S. tax advisors regarding the application of the foreign tax credit to their ownership of our ordinary shares.

Under current law, subject to holding-period requirements and certain other limitations, dividends received with respect to our ordinary shares by a U.S. Holder who is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as qualified dividend income that is taxable to such U.S. Individual

Holder at preferential capital gain tax rates (provided we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year).

Certain U.S. Individual Holders are subject to a 3.8% tax on certain investment income, including dividends. U.S. Individual Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our ordinary shares.

Sale, Exchange or Other Taxable Disposition of Our Ordinary Shares

Subject to the discussion of PFICs, below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other taxable disposition and the U.S. Holder’s tax basis in such ordinary shares.

Gain or loss recognized upon a sale, exchange or other taxable disposition of our ordinary shares (i) generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other taxable disposition, or short-term capital gain or loss otherwise, and (ii) generally will be treated as U.S. source income or loss, as applicable, for foreign tax credit purposes. Certain U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Certain U.S. Individual Holders are subject to a 3.8% tax on certain investment income, including gain from the disposition of our ordinary shares. U.S. Individual Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our ordinary shares.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that holds stock in a non-U.S. entity treated as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC for any taxable year in which either (i) at least 75% of our gross income (including the gross income of certain of our subsidiaries) consists of passive income or (ii) at least 50% of the average value of our assets (including the assets of certain of our subsidiaries) is attributable to assets that produce, or are held for the production of, passive income (which generally include cash and cash equivalents). For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties (other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business), but does not include income derived from the performance of services. For this purpose, we will be treated as owning the proportionate share of the assets and earning a proportionate share of the income of any corporation in which we own, directly or indirectly, 25% or more of the shares by value.

Based on, among other things, the current and anticipated valuation of our assets and the composition of our income and assets, we do not believe that we were a PFIC for the taxable year ended December 29, 2019. While we also do not expect to be treated as a PFIC for the current taxable year or in the foreseeable future, the determination of our PFIC status for the current taxable year or future taxable years will depend on the market price of our ordinary shares and how (and how quickly) we use cash on our balance sheet, among other factors. While we intend to manage our business so as to avoid PFIC status, to the extent consistent with our other business goals and feasible under the economic conditions as they will exist, we cannot predict whether our business plans will allow us to avoid PFIC status. In addition, because the market price of our ordinary shares has fluctuated and is likely to fluctuate in the future and because that market price may affect the determination of whether we will be a PFIC, there can be no assurance that we will not be a PFIC for any taxable year. If we are treated as a PFIC with respect to a U.S. Holder for any taxable year in which it held our ordinary shares, such holder generally would suffer adverse tax consequences, which may include having gains realized on the disposition of our ordinary shares be treated as ordinary income rather than capital gain and being subject to interest charges on the receipt of certain distributions on our ordinary shares and on the proceeds of the sale or other disposition of our ordinary shares. In addition, the U.S. Holder would be deemed to own shares in any of our subsidiaries that are also PFICs and generally would be subject to the treatment described above with respect to any distribution on or disposition of such shares. U.S. Holders should consult their tax advisors regarding potential annual reporting requirements if we are treated as a PFIC. As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder generally would be subject to one of three different U.S. income tax regimes, depending on whether the U.S. Holder makes certain elections.

Taxation of U.S. Holders Making a Timely QEF Election

If we were classified as a PFIC for a taxable year, a U.S. Holder making a timely election to treat us as a “Qualified Electing Fund” for U.S. tax purposes, or a QEF Election, would be required to report its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the U.S. Holder’s taxable year regardless of whether the U.S. Holder received distributions from us in that year. Income inclusions would not be eligible for the preferential tax rates applicable to qualified dividend income. The U.S. Holder’s adjusted tax basis in our ordinary shares would be increased to reflect taxed but undistributed earnings and profits, and distributions of earnings and profits that had previously been taxed would not be taxed again when distributed but would result in a corresponding reduction in the U.S. Holder’s adjusted tax basis in our ordinary shares. The U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our ordinary shares. A U.S. Holder would not, however, be entitled to a deduction for its pro-rata share of any losses that we incurred with respect to any year.

A U.S. Holder would make a QEF Election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return and complying with all other applicable filing requirements. However, a U.S. Holder’s QEF Election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, you will not be able to make an effective QEF Election at this time. If, contrary to our expectations, we determine that we are or expect to be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF Election with respect to our ordinary shares.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we believe, our ordinary shares are treated as “marketable stock,” then a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares that it owns at the end of the taxable year over the U.S. Holder’s adjusted tax basis in our ordinary shares. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our ordinary shares over the fair market value thereof at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss recognized. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs (unless the shares in such lower-tier PFICs are themselves treated as marketable stock).

Taxation of U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year and if a U.S. Holder did not make either a QEF Election or a mark-to-market election for that year, the U.S. Holder would be subject to special rules resulting in increased tax liability with respect to (i) any excess distribution (i.e., the portion of any distributions received by the U.S. Holder on our ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares), and (ii) any gain realized on the sale, exchange or other disposition of our ordinary shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for our ordinary shares;

•

the amount allocated to the current taxable year and any taxable year prior to the year we were first treated as a PFIC with respect to the U.S. Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year; and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If we were treated as a PFIC, a U.S. Holder would be required to file Form 8621 annually with the IRS with respect to the U.S. Holder’s ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the applicability, availability and advisability of, and procedure for, making QEF Elections, mark-to-market elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

U.S. Return Disclosure Requirements for Certain U.S. Holders

U.S. Individual Holders that hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their tax return for that taxable year. Penalties apply for failure to properly complete and file Form 8938. Investors are encouraged to consult with their tax advisors regarding the possible application of this disclosure requirement to their investment in our ordinary shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our ordinary shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to herein as a non-U.S. Holder.

Distributions

In general, a non-U.S. Holder is not subject to U.S. federal income tax on distributions received from us with respect to our ordinary shares unless the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Holder maintains in the United States). If a non-U.S. Holder is engaged in a U.S. trade or business and the distribution is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on that distribution in the same manner as if it were a U.S. Holder.

Sale, Exchange, or other Taxable Disposition

In general, a non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the sale, exchange or other taxable disposition of our ordinary shares unless (i) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States) or (ii) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which those shares are disposed of (and certain other requirements are met). If a non-U.S. Holder is engaged in a U.S. trade or business and the sale, exchange or other taxable disposition of our ordinary shares is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with distributions on our ordinary shares and proceeds from a sale or other disposition of our ordinary shares. In general, payments of distributions or the proceeds of a disposition of our ordinary shares to a non-corporate U.S. Holder will be subject to information reporting requirements. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or corporate distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a holder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

MATERIAL SINGAPORE TAX CONSIDERATIONS

The statements made herein regarding Singapore taxation are general in nature and based on certain aspects of the current tax laws of Singapore and administrative guidelines and circulars issued by the Inland Revenue Authority of Singapore (“IRAS”) in force as at the date of this prospectus supplement and are subject to any changes in such laws, administrative guidelines or circulars, or in the interpretation of these laws, administrative guidelines or circulars, occurring after such date, which changes could be made on a retrospective basis. These laws, administrative guidelines and circulars are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. Neither these statements nor any other statements in this prospectus supplement are intended or are to be regarded as advice on the tax position of any holder of our ordinary shares or of any person acquiring, selling or otherwise dealing with our ordinary shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our ordinary shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all the tax considerations that may be relevant to a decision to subscribe for, purchase, own or dispose of our ordinary shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities or financial institutions in Singapore which have been granted the relevant Financial Sector Incentive(s) may be subject to special rules or tax rates. The statements made herein are also on the assumption that we are tax resident in Singapore.

Prospective holders of our ordinary shares are advised to consult their own professional tax advisers as to the Singapore or other tax consequences of the acquisition, ownership or disposition of our ordinary shares, including, in particular, the effect of any foreign, state or local tax laws to which they are subject. It is emphasized that neither we nor the underwriters and any other persons involved in the issuance and sale of our ordinary shares accept responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of our ordinary shares.

General

Individual Taxpayers

An individual is tax resident in Singapore in a year of assessment if in the preceding year he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he resides in Singapore.

Individual taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore. All foreign-sourced income received in Singapore on or after 1 January 2004 by a Singapore tax resident individual (except for income received through a partnership in Singapore) is exempt from Singapore income tax if the Comptroller of Income Tax in Singapore is satisfied that the tax exemption would be beneficial to the individual.

A Singapore tax resident individual is taxed at progressive rates ranging from 0% to 22%. Non-resident individuals, subject to certain exceptions and conditions, are subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 22%.

Corporate Taxpayers

A company is regarded as tax resident in Singapore if the control and management of its business is exercised in Singapore.

Corporate taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore and, subject to certain exceptions, on foreign-sourced income received or deemed to be received in Singapore.

However, foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by Singapore tax resident companies on or after June 1, 2003 is exempt from tax if certain prescribed conditions are met, including the following:

(a)	such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received; and

(b)

at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%.

Certain concessions and clarifications have also been announced by IRAS with respect to such conditions.

Non-resident corporate taxpayers, with certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign-sourced income received or deemed to be received in Singapore.

The corporate tax rate in Singapore is currently 17%. In addition, three-quarters of up to the first S$10,000 of a company’s annual normal chargeable income, and one-half of up to the next S$190,000, is exempt from corporate tax from the year of assessment (“YA”) 2020 onwards. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing corporate tax rate.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of up to the first S$100,000 of a company’s annual normal chargeable income, and one-half of up to the next S$100,000, a year for each of the company’s first three YAs from YA 2020 onwards. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate.

In addition, holders of our ordinary shares who are adopting the Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be), may for Singapore income tax purposes be required to recognise gains or losses (not being gains or losses in the nature of capital) on our ordinary shares, irrespective of disposal, in accordance with FRS 39, FRS 109 or SFRS(I) 9 (as the case may be). Please see the section below on “Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes”.

Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes

Section 34A of the ITA provides for the tax treatment for financial instruments in accordance with FRS 39 (subject to certain exceptions and “opt-out” provisions) to taxpayers who are required to comply with FRS 39 for financial reporting purposes. The IRAS has also issued a circular entitled “Income Tax Implications Arising from the Adoption of FRS 39—Financial Instruments: Recognition and Measurement.”

FRS 109 or SFRS(I) 9 (as the case may be) is mandatorily effective for annual periods beginning on or after 1 January 2018, replacing FRS 39. Section 34AA of the ITA requires taxpayers who comply or who are required to comply with FRS 109 or SFRS(I) 9 (as the case may be) for financial reporting purposes to calculate their profit, loss or expense for Singapore income tax purposes in respect of financial instruments in accordance with FRS 109 or SFRS(I) 9 (as the case may be), subject to certain exceptions. The IRAS has also issued a circular entitled “Income Tax: Income Tax Treatment Arising from Adoption of FRS 109 – Financial Instruments.”

Holders of our ordinary shares who may be subject to the tax treatment under Sections 34A or 34AA of the ITA should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding or disposal of our ordinary shares.

Dividend Distributions

Dividends received in respect of our ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore income tax and Singapore withholding tax, on the basis that we are a tax resident in Singapore.

With effect from January 1, 2008, all Singapore-resident companies are under the one-tier corporate tax system. Under this one-tier system, the tax on corporate profits is final and dividends paid by a Singapore-resident company will be tax exempt in the hands of a shareholder, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of Our Ordinary Shares

Singapore does not impose tax on capital gains (i.e. gains which are considered to be capital in nature) but imposes tax on income. There are no specific laws or regulations which deal with the characterisation of whether a gain is income or capital in nature. Gains arising from the disposal of our ordinary shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore.

Holders of our ordinary shares who apply or are required to apply FRS 39, FRS 109 or SFRS(I) 9 for the purposes of Singapore income tax, may be required to recognise gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9. See “—Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes” above.

Stamp Duty

There is no stamp duty payable in respect of the issuance and holding of our ordinary shares. Where existing ordinary shares are acquired in Singapore, stamp duty is payable on the instrument of transfer of the shares at the rate of 0.2% of the value of the shares or the consideration, whichever is higher.

The stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of shares. Stamp duty may be payable if the instrument of transfer is subsequently received in Singapore.

On the basis that any transfer instruments in respect of our ordinary shares traded on NASDAQ are executed outside Singapore through the transfer agent and share registrar in the United States for registration in our branch share register maintained in the United States, no stamp duty would be payable in Singapore on such transfers to the extent that the instruments of transfer (including electronic documents) are not received in Singapore.

Estate Duty

Singapore has abolished estate duty with respect to all deaths occurring on or after February 15, 2008.

UNDERWRITING; CONFLICTS OF INTEREST

BofA Securities, Inc. is acting as the underwriter of this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the underwriter and the QIU, the underwriter has agreed to use commercially reasonable efforts to sell our ordinary shares having a gross sales price of up to $60.0 million, but not more than 15,000,000 shares.

Underwriter	Maximum Aggregate Offering Price
BofA Securities, Inc.	$60,000,000

Total	$60,000,000

See “Convertible Notes and Forward Transactions—Physical Delivery Forward Transaction.”

Sales of the ordinary shares by the underwriter may be made in (1) “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on NASDAQ, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) privately negotiated transactions, which may include block trades.

The underwriter will not receive underwriting discounts and commissions in connection with this offering.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses will be approximately $1.2 million. We have also agreed to reimburse the underwriter for its expenses relating to clearance of this offering with FINRA in an amount up to $50,000. We will reimburse Morgan Stanley & Co. LLC for all of its expenses incurred in connection with this offering in an amount up to $1,500.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Conflict of Interest

All of the proceeds hereunder from the sale of the ordinary shares will be paid to the forward counterparty, an affiliate of the underwriter. Thus, the underwriter has a “conflict of interest” as defined in FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by FINRA, participate in the preparation of this prospectus supplement and exercise the usual standard of due diligence with respect thereto that an underwriter would exercise on its own behalf. Morgan Stanley & Co. LLC has agreed to act as the QIU within the meaning of FINRA Rule 5121 in connection with this offering, but will not receive any fees for serving as a QIU in connection with this offering. We will reimburse Morgan Stanley & Co. LLC for all of its expenses in connection with this offering and indemnify Morgan Stanley & Co. LLC against liabilities incurred in connection with acting as QIU, including liabilities under the Securities Act. In accordance with FINRA Rule 5121, the underwriter will not sell ordinary shares to discretionary accounts without the prior written approval from the account holder.

The Nasdaq Global Select Market Listing

Our ordinary shares are listed on NASDAQ under the symbol “MAXN.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares is completed, SEC rules may limit underwriter and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of ordinary shares than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of the ordinary shares made by the underwriter in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriter’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriter make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter, the QIU and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter, the QIU and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, the underwriter and an affiliate of the QIU were initial purchasers of our convertible notes and received customary fees and commissions in connection therewith.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Physical Delivery Forward Transaction

We are offering, pursuant to this prospectus supplement and the accompanying prospectus, up to $60.0 million worth of our ordinary shares at prevailing market prices at the time of sale or at negotiated prices, and the number of such ordinary shares sold in this offering will be the number of forward shares underlying the physical delivery forward transaction. The forward counterparty, an affiliate of the underwriter, will receive all of the proceeds from the sale of such ordinary shares offered hereby. We will not receive any proceeds from the sale of such ordinary shares offered hereby.

The existence of the physical delivery forward transaction, the sales of our ordinary shares offered hereunder in connection with the physical delivery forward transaction, and the related derivative transactions, or any unwind of such derivative transactions, could cause the market price of our ordinary shares to be lower over the term of the physical delivery forward transaction than it would have been in the absence of the physical delivery forward transaction, due to the effect of the increase in the number of our outstanding ordinary shares or otherwise. For example, the market price of our ordinary shares could be further negatively affected by these or other short sales of the ordinary shares, including other sales by the purchasers of the convertible notes hedging their investment therein. The market price of our ordinary shares could be further negatively affected by other short sales of our ordinary shares, including other sales by the purchasers of the convertible notes hedging their investment therein. Further, the initial conversion price for the convertible notes will represent a premium of approximately 15% over the Maxeon Spin-off reference price (provided, however, that the Maxeon Spin-off reference price will in no event be less than the floor price). Our share price during this period might be lower than it would have been in the absence of the physical delivery forward transaction, which could result in a lower conversion price and higher conversion ratio for the convertible notes, which would result in greater dilution to holders of ordinary shares if the convertible notes are eventually converted.

In addition, any purchases of the ordinary shares in connection with the termination of any portion of the physical delivery forward transaction or otherwise may have the effect of increasing, or preventing a decline in, the market price of our ordinary shares during or following the unwind period. The effect, if any, of any of these transactions and activities on the market price of our ordinary shares will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our ordinary shares.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the ordinary shares shall require the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of BofA Securities, Inc. has been obtained to each such proposed offer or resale.

We, BofA Securities, Inc. and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with this offering, BofA Securities, Inc. is not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to this offering.

Additional Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who are qualified investors (as defined in the Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

BofA Securities, Inc. has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, us, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The contents of this document have not been authorized, reviewed by or registered with any Hong Kong regulatory authority. You are advised to exercise caution in relation to this offering. If you are in doubt about any contents of this document, you should obtain independent professional advice.

Each person acquiring the ordinary shares will be required, and is deemed by the acquisition of the ordinary shares, to confirm that he is aware of the restriction on offers of the securities described in this document, that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions, and that he has complied with all relevant laws, rules and regulations applicable to him and the jurisdiction(s) that he or his assets are located.

This document and the information within are strictly confidential to the person whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by recipient to any other person or used for any purpose in Hong Kong.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and may not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor may it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivatives Contracts Regulations 2018.

Notification under Section 309B of the SFA

Solely in connection with our obligations under Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) of the classification of the ordinary shares as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this document. We hereby incorporate by reference the following documents that we filed with the SEC:

•	our Registration Statement on Form 20-F, filed with the SEC on July 31, 2020 and declared effective by the SEC on August 4, 2020; and

•	our reports on Form 6-K filed with the SEC on August 6, 2020, August 27, 2020 and September 8, 2020 and any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement and before the termination of this offering (if they state that they are incorporated by reference into this prospectus supplement or accompanying prospectus). In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by writing or telephoning us at the following address:

Maxeon Solar Technologies, Ltd.

Attn: General Counsel

8 Marina Boulevard #05-02

Marina Bay Financial Centre 018981, Singapore

+65 6338 1888

INFORMATION PROVIDED BY THE COMPANY

We maintain an internet website at https://www.maxeon.com/. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus supplement.

We will furnish holders of ordinary shares of Maxeon and any preferred shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to security holders. While we furnish proxy statements to security holders in accordance with the Nasdaq listing rules, those proxy statements may not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

LEGAL MATTERS

Certain legal matters with respect to Singapore law will be passed upon for us by Jones Day, Singapore. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Jones Day, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The combined financial statements of Maxeon Solar Technologies, Pte. Ltd. (now known as Maxeon Solar Technologies, Ltd.) appearing in Maxeon Solar Technologies, Ltd.’s Registration Statement (Form 20-F) for the year ended December 29, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

This prospectus relates to the sale from time to time in one or more offerings of up to $200,000,000 aggregate amount of ordinary shares of Maxeon Solar Technologies, Ltd. (the “Company”), no par value (“Ordinary Shares”), preferred shares of the Company, no par value (“Preferred Shares”), warrants to purchase ordinary shares of the Company (as defined below) (“Warrants”), subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares and Debt Securities (“Rights”), purchase contracts to purchase Ordinary Shares (“Purchase Contracts”) and debt securities of the Company (“Debt Securities”), as well as units that include any of these securities (“Units” and, collectively with the Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts and Debt Securities, the “securities”).

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

The Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “MAXN.”

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2020.

i

ABOUT THIS PROSPECTUS

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Maxeon Solar,” “we,” “our,” “us” and the “Company” refer to Maxeon Solar Technologies, Ltd., a company organized under the laws of Singapore.

As previously announced, on August 26, 2020 SunPower Corporation (“SunPower”) consummated the contribution of certain assets to the Company and the related spin-off (the “Spin-off”) of the Company, through a pro rata distribution of SunPower’s interest in the Company to SunPower’s stockholders, into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between the Company and SunPower, and the related Investment Agreement, dated as of November 8, 2019 (as amended, the “Investment Agreement”), between the Company, Tianjin Zhonghuan Semiconductor Co., Ltd. (“TZS”) and, for limited purposes set forth therein, Total Solar INTL SAS, an affiliate of Total S.A. (now Total SE and collectively, “Total”).

This prospectus is part of a registration statement on Form F-3 that the Company filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Company may, from time to time sell the securities described in this prospectus in one or more offerings pursuant to this registration statement, or any combination of the securities described in this prospectus. The Company may use the shelf registration statement to sell up to up to an aggregate of $200,000,000 of securities.

The Company will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of the securities pursuant to this prospectus. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and, if applicable, the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

MARKET INFORMATION

This prospectus and the documents incorporated by reference contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications, including, but not limited to, publications by Wood MacKenzie, Institute of Electrical and Electronics Engineers, PV Infolink and Bloomberg New Energy Finance. This prospectus and the documents incorporated by reference also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

UNIT OF POWER

When referring to our solar power systems, our facilities’ manufacturing capacity and total sales in this prospectus and the documents incorporated by reference, the unit of electricity in watts for kilowatts (“KW”), megawatts (“MW”) and gigawatts (“GW”) is direct current (“DC”), unless otherwise noted as alternating current (“AC”).

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This prospectus has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be issued, circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

WAIVER OF SINGAPORE CODE ON TAKE-OVERS AND MERGERS

On January 30, 2020, the Securities Industry Council of Singapore waived the application of the Singapore Code on Take-overs and Mergers (the “Singapore Take-overs Code”) to us, subject to certain conditions. Pursuant to the waiver, for as long as we are not listed on a securities exchange in Singapore, and except in the case of a tender offer (within the meaning of U.S. securities laws) where the Tier 1 exemption (the “Tier 1 Exemption”) set forth in Rule 14d-1(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) is available and the offeror relies on the Tier 1 Exemption to avoid full compliance with the tender offer regulations promulgated under the Exchange Act, the Singapore Take-overs Code shall not apply to us. In connection with receipt of the waiver, the Board of Directors of SunPower submitted to the Securities Industry Council of Singapore a written confirmation to the effect that it is in the interests of SunPower shareholders who will become holders of Maxeon Solar shares as a result of the Spin-off that a waiver of the provisions of the Singapore Take-overs Code is obtained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “potential,” “expect,” “intend,” “may,” “will,” “would,” “should,” “plan,” “predict,” “project,” “outlook” and similar expressions to identify forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to: (a) our expectations regarding pricing trends, demand and growth projections; (b) anticipated product launch timing and our expectations regarding ramp, customer acceptance, upsell and expansion opportunities; (c) our expectations and plans for short- and long-term strategy, including our anticipated areas of focus and investment, market expansion, product and technology focus, and projected growth and profitability; (d) our upstream technology outlook, including anticipated fab utilization and expected ramp and production timelines for our Maxeon 5 and 6, next-generation Maxeon 7 and Performance Line solar panels, expected cost reduction, and future performance; (e) our strategic goals and plans, including partnership discussions with respect to our next generation technology, and our ability to achieve them; (f) our financial plans; (g) our expectation that the Spin-off takes place as contemplated or at all; and (h) our expectations regarding the potential outcome, or financial or other impact on us or any of our businesses of the Spin-off, or regarding potential future sales or earnings of us or any of our businesses or potential shareholder returns. You should not place undue reliance on these statements.

Such forward-looking statements are based on the current beliefs and expectations of management regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that: (i) any new products will be approved for sale in any market, or that any approvals which are obtained will be obtained at any particular time, or that any such products will achieve any particular revenue levels; (ii) we will be able to realize any of the potential strategic benefits or opportunities as a result of the Spin-off; (iii) shareholders will achieve any particular level of shareholder returns; (iv) we, or any of our businesses, will be commercially successful in the future, or achieve any particular credit rating or financial results; or (v) the Spin-off will be successful.

In particular, our expectations could be affected by, among other things:

•

uncertainties regarding the impact of global economic conditions, particularly slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters or outbreaks of disease, such as the existing COVID-19 pandemic, and the resulting impact on manufacturing and sales;

•	competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing;

•	our liquidity and substantial indebtedness;

•	political and economic conditions and changes in public policy, including the imposition and applicability of tariffs;

•

regulatory changes, including changes in tax laws and other local, state, and federal laws and regulations applicable to our business, and the availability of economic incentives promoting use of solar energy;

•	the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships;

•	fluctuations in our operating results;

•	appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise;

•	challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships;

•	potential product recalls;

•	challenges in executing transactions key to our strategic plans;

•	the potential volatility in the price of our shares; and

•	uncertainties regarding future sales or dispositions of our shares.

Some of these Factors are discussed in more detail in our Form 20-F (as defined below), including under “Item 3. Key Information—3.D. Risk Factors,” incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected. We provide the information in this prospectus as of the date of its cover page. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set out in this prospectus as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933 (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s website, as provided below.

Commission Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference our Registration Statement on Form 20-F, filed with the Commission on July 31, 2020 and declared effective by the Commission on August 4, 2020 (the “Form 20-F”), our reports on Form 6-K filed with the Commission on August 6, 2020 and August 27, 2020 and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and reports on Form 6-K that we furnish to the Commission (if they state that they are incorporated by reference into this prospectus) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and after the date of this prospectus until the offering of the securities made by this prospectus is terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the Commission. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus by writing or telephoning us at the following address:

Maxeon Solar Technologies, Ltd.

Attn: General Counsel

8 Marina Boulevard #05-02

Marina Bay Financial Centre

018981, Singapore

+65 6338 1888

Information Provided by the Company

We maintain an internet website at https://www.maxeon.com/. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

We will furnish holders of our Ordinary Shares and any Preferred Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to security holders. While we furnish proxy statements to security holders in accordance with the Nasdaq listing rules those proxy statements may not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

MAXEON SOLAR

The Company

On August 26, 2020, SunPower consummated the previously announced contribution of certain assets to Maxeon Solar Technologies, Ltd. (the “Company” or “Maxeon Solar”) and the related spin-off of the Company, through a pro rata distribution of the SunPower’s interest in the Company to SunPower’s stockholders, into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between SunPower and the Company, and the related Investment Agreement, dated as of November 8, 2019, between SunPower, TZS and, for limited purposes set forth therein, Total.

We are one of the world’s leading global manufacturers and marketers of premium solar power technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels across six continents. Headquartered in Singapore, we manufacture our solar cells in Malaysia and the Philippines, assemble solar cells into panels in France, Mexico and China (through our joint venture, Huansheng), and sell our products across more than 100 countries.

Our principal operational office is located at 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981 Singapore, and our telephone number is +65 6338 1888. Our website is http://www.maxeon.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

Nasdaq Listing

The Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “MAXN.” We currently do not plan to apply to list any other of the securities on any national securities exchange.

The Securities the Company May Offer

The Company may sell, in one or more offerings pursuant to this prospectus and the applicable prospectus supplement, up to $200,000,000 aggregate amount of Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units listed on the cover page of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F, which is incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the Commission and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

Upon consummation of the Spin-off and following the TZS investment contemplated by the Investment Agreement, we had 30,180,934 Ordinary Shares, no par value, issued and outstanding. Such amount does not give effect to (i) any shares to be issued pursuant to our $200.0 million aggregate principal amount of our 6.50% green convertible senior notes due 2025 (the “Notes”), (ii) the physical delivery forward transaction and dilution protection agreements entered into or to be entered into in connection with the offering of Notes or (iii) any shares to be issued from time to time in accordance with our equity incentive plans.

For the purposes of this section, references to “shareholders” means those shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

We will have only one class of issued and outstanding Ordinary Shares, which will have identical rights in all respects and rank equally with one another. Our Ordinary Shares have no par value and there is no concept of authorized share capital under Singapore law. There is a provision in our Constitution to enable us in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as the Board of Directors of Maxeon Solar may determine, subject to the prior approval of our shareholders at a general meeting, the provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”) and our Constitution.

All Ordinary Shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly issued shares, we note that any purchaser of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our company in such purchaser’s capacity solely as a holder of such shares, except in very limited and exceptional circumstances where Singapore courts may consider it fit to “lift the corporate veil.” We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. All of our shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our shares.

DESCRIPTION OF PREFERRED SHARES

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Our Constitution provides that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges, conditions or restrictions as the Board of Directors of Maxeon Solar may determine from time to time provided that it is approved by special resolution at a general meeting of our shareholders.

We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders and with terms set out in our Constitution, issue preferred shares which are, or at our option, subject to redemption provided that such preferred shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the solvency statement with the Accounting and Corporate Regulatory Authority of Singapore.

Further, the shares must be fully paid-up before they are redeemed.

DESCRIPTION OF WARRANTS

We are registering Warrants to purchase Debt Securities, Ordinary Shares and Preferred Shares, or any combination thereof. We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate Warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The Warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

•	the title of the Warrants;

•	the aggregate number of the Warrants;

•	the price or prices, if any, at which the Warrants will be issued;

•	the extent to which the Warrants are not transferable;

•	the designation, number or principal amount and terms of the Debt Securities, Ordinary Shares and/or Preferred Shares purchasable upon exercise of the Warrants;

•	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

•	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

•	whether the Warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

•	the date on which the right to exercise the Warrants will commence and the date on which that right will expire;

•	the identity of the Warrant agent;

•	the maximum or minimum number of the Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	in connection with Warrants denominated as Rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

•	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our Ordinary Shares, Preferred Shares or Debt Securities. The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement.

Rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the Commission each time we issue Rights, and you should read that document for provisions that may be important to you.

The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

•	the exercise price for the Rights;

•	the number of Rights issued to each shareholder;

•	the extent to which the Rights are transferable;

•	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

•	the date on which the right to exercise the Rights will commence and the date on which the Right will expire;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Ordinary Shares or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts also may require us to make periodic payments to the holders of the Purchase Contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Purchase Contracts.

Subject to any restrictions under the Singapore Companies Act, the Purchase Contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our Ordinary Shares, Preferred Shares, Warrants, Rights, Debt Securities or other property, or any combination of the above.

The prospectus supplement relating to any particular issuance of Purchase Contracts will describe the terms of the Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Purchase Contracts, which will be filed with the Commission each time we issue purchase contracts. U.S. federal income tax considerations applicable to the Purchase Contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities.

The Debt Securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have incorporated by reference the form of the indenture (referred to herein as the “indenture”), which is an exhibit to the registration statement of which this prospectus is a part. If we issue Debt Securities that are subordinated to other Debt Securities, they will be issued under an indenture identical to the indenture incorporated by reference as an exhibit, except that it will be executed by us and a trustee to be named at a later date. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture, a form of which is attached to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

Unless otherwise specified in a supplement to this prospectus, the Debt Securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The Debt Securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of Debt Securities that may be issued under it and provides that Debt Securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the Debt Securities the right to require us to repurchase or redeem the Debt Securities in the event of a highly-leveraged transaction.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

The prospectus supplement will set forth, among other things:

•	the title of Debt Securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

•	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

•	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

•	the date or dates on which we will pay the principal on the Debt Securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to extend the interest periods and the duration of that extension;

•	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

•	the terms and conditions upon which we may redeem the Debt Securities;

•	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

•

the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

•	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the Debt Securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

•	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

•	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our ordinary shares or other securities or another person; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the Debt Securities registered in their names;

•	will not be entitled to physical delivery of certificated Debt Securities; and

•	will not be considered to be holders of those Debt Securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

•	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

•	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our Company; and

•	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

•

the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

•	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities,” as evidenced by an officer’s certificate;

•	provide for the issuance of additional Debt Securities;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

•	add guarantees with respect to the Debt Securities;

•	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•	secure the Debt Securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the interests of any holder of Debt Securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

•	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

•	waive a payment default with respect to the Debt Securities;

•	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

•	make any change to the amendment and modification provisions in the indenture; or

•

reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for ordinary shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

Governing Law

The indenture and the Debt Securities, and any claim, controversy or dispute arising under or related to the indenture or the Debt Securities, will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF UNITS

We may issue Units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement.

Each Unit will be issued so that the holder of the Unit also is the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the Commission each time we issue Units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

•	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

TAX

The material tax consequences of any offering of securities will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of any or all of the securities, including on any stock exchange, quotation service, market or other trading facility on which the securities are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.

We may use any one or more of the following methods when disposing of the securities or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Company to sell a specified number of securities at a stipulated price per share;

•	a distribution by way of a dividend or otherwise to existing securityholders of the Company;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

In connection with the sale of the securities or interests therein, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-

allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to broker-dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The aggregate proceeds to the Company from the sale of the securities, as applicable, will be the purchase price of the securities less discounts or commissions, if any. We reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents.

Any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit that it earns on any resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone who is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act may be subject to certain statutory liabilities as underwriters under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the securities in the market and to our activities and the activities and the activities of our affiliates. We may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that we will sell any or all of the securities covered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Singapore law and with respect to the validity of the offered securities under Singapore law will be passed upon for us by Jones Day, Singapore. Certain legal matters with respect to New York law, the validity of the Debt Securities under New York law, and U.S. federal securities law will be passed upon for us by Jones Day, New York, New York.

EXPERTS

The combined financial statements of Maxeon Solar Technologies, Pte. Ltd. (now known as Maxeon Solar Technologies, Ltd.) appearing in Maxeon Solar Technologies, Ltd.’s Registration Statement (Form 20-F) for the year ended December 29, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of Singapore and certain of our officers and directors are or will be residents outside of the United States. Moreover, most of our assets are located outside of the United States. Although we are incorporated outside of the United States, we have agreed to accept service of process in the United States through our agent designated for that specific purpose.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, such that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. Additionally, there is doubt whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States, unless the facts surrounding such a violation would constitute or give rise to a cause of action under Singapore law. Accordingly, it may be difficult for investors to enforce against us, our directors or our officers in Singapore, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$25,960
FINRA filing fee	$30,500
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Printing expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$60,000,000

Maxeon Solar Technologies, Ltd.

Ordinary Shares

PROSPECTUS    SUPPLEMENT

BofA Securities

September 8, 2020